                              SOLICITING MATERIAL
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1997

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                       [AMENDMENT NO...................]

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                SHONEY'S, INC.
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                (Name of Registrant as Specified in Its Charter)

                 RAYMOND D. SCHOENBAUM and BETTY J. SCHOENBAUM
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                     THE SHONEY'S SHAREHOLDERS' COMMITTEE
                            1640 POWERS FERRY ROAD
                            MARIETTA, GEORGIA 30067

                                                                  July 3, 1997

              SEND A MESSAGE TO THE SHONEY'S BOARD THAT YOU WANT
                THE OPPORTUNITY TO DECIDE UPON NEW LEADERSHIP.

Dear Fellow Shoney's Shareholder:

  We are writing to introduce ourselves as the Shoney's Shareholders' Committee, which was formed to bring new leadership to our increasingly troubled Company. As the son and wife of Shoney's founder, Alex Schoenbaum, we have been part of the Shoney's family for fifty years and have been in the restaurant business our entire lives.

  Together we own approximately 3.9 million shares or about 8 percent of Shoney's outstanding common stock, making us Shoney's second largest shareholder. We are seeking your Agent Designation to call a Special Meeting of Shoney's shareholders. If the special meeting is called by the shareholders, we plan to nominate a slate of nominees to replace the current Board of Directors.

            MANAGEMENT'S PERFORMANCE AND BEHAVIOR IS UNACCEPTABLE.

  Over the past several years, we have grown increasingly frustrated and disappointed with the rapid deterioration of the fundamental concept upon which Shoney's was founded -- giving the customer quality food and service at a reasonable price in an attractive, family-oriented atmosphere.

  WORSE, WE BELIEVE SHONEY'S MANAGEMENT HAS NO WORKABLE PLAN TO COMBAT ITS LOST MARKET SHARE, DEBT PROBLEMS AND POOR FINANCIAL PERFORMANCE.

  The financial markets certainly agree with this view:

  . SHONEY'S STOCK HAS LOST APPROXIMATELY 80 PERCENT OF ITS VALUE FROM OCTOBER 1993 TO APRIL 25, 1997 (THE DAY ON WHICH WE PUBLICLY DISCLOSED OUR CONCERNS WITH THE COMPANY'S PERFORMANCE IN A 13-D FILING).

  . During this same period, the S&P 500 and the S&P Restaurants Index have increased 63.6% and 66.8%, respectively.

  . C. Stephen Lynn became Chairman of the Board in June 1995. Yet, under his leadership, Shoney's share value has continued to decline.

              SHONEY'S NEEDS NEW LEADERSHIP BEFORE IT'S TOO LATE!

  Shoney's performance under current management is simply unacceptable and we believe Shoney's may be running out of time. Nevertheless, management appears unwilling to listen to any constructive ideas. Last month, we asked to address the Board and management in the hopes of finding mutually acceptable solutions to the Company's problems.

  WE WERE SHOCKED TO FIND OUR REQUEST QUICKLY REJECTED, WHICH CONFIRMED TO US THAT SHONEY'S DESPERATELY NEEDS NEW LEADERSHIP. AFTER MANAGEMENT'S REBUFF, WE NOW BELIEVE OUR ONLY OPTION IS TO TAKE OUR CONCERNS AND PLANS TO IMPROVE SHONEY'S DIRECTLY TO YOU -- THE REAL OWNERS OF THE COMPANY.

                   MANAGEMENT HAS MANIPULATED THE CORPORATE
          GOVERNANCE PROCESS AND IGNORED YOUR RIGHTS AS SHAREHOLDERS.

  Regrettably, Shoney's management has done nothing but attempt to entrench itself further. Management appears determined to continue erecting roadblocks, despite the cost to shareholders, to prevent the real owners of Shoney's from deciding Shoney's future. Since we filed our Agent Designation materials, Shoney's management has:

  . Hired expensive New York City lawyers to fight us at a time when the Company can ill-afford it.

  . HELD AN "EMERGENCY" BOARD MEETING TO AMEND THE COMPANY'S BYLAWS IN AN ATTEMPT TO DELAY YOU FROM PROMPTLY CALLING A SPECIAL MEETING.

  . Attempted to seize control from shareholders over setting the record and meeting dates through adoption of certain bylaw amendments.

  We have commenced litigation in an effort to invalidate these anti-shareholder amendments. It is a basic right of shareholders to have a voice in deciding how a company should be run and we think all Shoney's shareholders should support their fundamental right to be heard. Send a message to Shoney's management that you will not let them trample upon your shareholder rights. Execute and return to us the enclosed BLUE Agent Designation card so that a special meeting can be called.

         WHY RAY SCHOENBAUM IS QUALIFIED TO LEAD A NEW SHONEY'S BOARD.

  Besides being a major shareholder of Shoney's, I, Ray Schoenbaum, have also spent 37 years in the restaurant and restaurant services businesses, beginning my career at Shoney's in 1960. Since then, I:

  . Successfully grew a Wendy's franchisee, Restaurant Systems, Inc., to more than 30 stores and sold them to Wendy's in 1985 for $40 million.

  . Developed the concept for Rio Bravo, which grew into a chain of 16 restaurants and started Ray's on the River, a restaurant in Atlanta, both of which were sold to Applebee's International, Inc. for $70 million in 1995.

  . Became (and currently serve as) a director of Applebee's and served as director of Max & Erma's Restaurants, Inc. and chairman of Squirrel Companies, Inc., a manufacturer of restaurant point-of-sale systems.

              WE NEED YOUR BLUE AGENT DESIGNATION CARD BY JULY 14.

  As a first step in the process to replace the Board, shareholders representing 10% or more of Shoney's outstanding shares must submit BLUE Agent Designation cards calling for a special meeting.

  We urge you to read our enclosed Agent Designation solicitation statement carefully. It will provide you with further detail on our concerns and plans for the Company.

  PLEASE SIGN AND DATE THE ENCLOSED BLUE AGENT DESIGNATION CARD AND RETURN IT IN THE POSTAGE PAID ENVELOPE. WE NEED YOUR AGENT DESIGNATION BY JULY 14, SO PLEASE TAKE A MOMENT TO MAIL IT TODAY. REMEMBER -- YOU ARE AGREEING ONLY TO HAVE A SPECIAL MEETING CALLED. AT THIS TIME, WE ARE NOT SEEKING YOUR VOTE ABOUT WHOM TO ELECT AS DIRECTORS.

  If you have questions about giving us your Agent Designation, please contact MacKenzie Partners, Inc., which is assisting us with the call for a special meeting, toll-free at (800) 322-2885.

                                   Sincerely,
[SIGNATURE OF RAYMOND D. SCHOENBAUM  [SIGNATURE OF BETTY J. SCHOENBAUM
           APPEARS HERE]                         APPEARS HERE]
Raymond D. Schoenbaum                Betty J. Schoenbaum

   If you have any questions or need assistance in completing the BLUE Agent
                       Designation card, please contact:


                      [LOGO OF MACKENZIE PARTNERS APPEARS HERE]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885